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                                                                      Exhibit 11

                                 CEM CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
             For the three months ended September 30, 1997 and 1996


(in thousands, except per share data)

                                                                                          1997           1996
                                                                               `         ------         ------

Net income                                                                               $  241         $  106
                                                                                         ======         ======

Weighted average number of shares outstanding                                             3,486          3,540

    Number of shares purchasable upon exercise of options, reduced by the number of shares which could have been purchased with proceeds from
      exercise of such options at average market price                                       18             69
                                                                                         ------         ------

    Weighted average number of shares outstanding, as adjusted                            3,504          3,609
                                                                                         ======         ======

Primary earnings per share                                                               $  .07         $  .03
                                                                                         ======         ======



Net income                                                                               $  241         $  106
                                                                                         ======         ======

Weighted average number of shares outstanding                                             3,486          3,540

    Number of shares purchasable upon exercise of options, reduced by the number of shares which could have been purchased with proceeds from exercise of such options at the greater of period-end market price
      or average market price                                                                43             69
                                                                                         ------         ------

    Weighted average number of shares outstanding, as adjusted                            3,529          3,609
                                                                                         ======         ======

Earnings per common share, assuming full dilution                                        $  .07         $  .03
                                                                                         ======         ======




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